Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

BlackRock, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.01 par value per share (“Common Stock”)	Rule 457(c) and Rule 457(h)	8,027,190	$809.88	$6,501,060,637.20	$0.00014760	$959,556.55

Total Offering Amounts					$6,501,060,637.20		$959,556.55

Total Fee Offsets							—

Net Fee Due							$959,556.55

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Represents an 8,027,190 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant, which includes (i) an additional 7,000,000 shares issuable under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (the “Plan”) and (ii) 1,027,190 shares previously issued pursuant to one or more of the Prior Registration Statements (as defined herein), which were subsequently forfeited and recycled for future issuance under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Prior Plan”) and are available for future issuance under the Plan. The Registrant previously filed registration statements on Form S-8 (Nos. 333-137708, 333-169329, 333-197764 and 333-225372) (collectively, the “Prior Registration Statements”) with respect to shares issuable under the Prior Plan. The Plan amended and restated the Prior Plan to, among other things, increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan by 7,000,000 shares.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is equal to $809.88, which was computed by averaging the high and low sales prices of BlackRock, Inc. (the “Registrant” or “BlackRock”) common stock as reported by the New York Stock Exchange on May 17, 2024.